MOODY'S CORPORATION REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2025; SETS OUTLOOK FOR 2026

NEW YORK, NY - February 18, 2026 - Moody's Corporation (NYSE: MCO) today announced results for the fourth quarter and full year 2025 and provided its outlook for full year 20261.

FOURTH QUARTER AND FULL YEAR SUMMARY FINANCIALS

Moody’s Corporation (MCO) Revenue	Moody’s Analytics (MA) Revenue	Moody’s Investors Service (MIS) Revenue
4Q 2025	4Q 2025	4Q 2025
$1.9 billion ⇑ 13%	$943 million ⇑ 9%	$946 million ⇑ 17%
FY 2025	FY 2025	FY 2025
$7.7 billion ⇑ 9%	$3.6 billion ⇑ 9%	$4.1 billion ⇑ 9%

MCO Diluted EPS	MCO Adjusted Diluted EPS[2]	MCO FY 2026 Projected[1]
4Q 2025	4Q 2025	Diluted EPS
$3.41 ⇑ 57%	$3.64 ⇑ 39%	$15.00 to $15.60
FY 2025	FY 2025	Adjusted Diluted EPS[2]
$13.67 ⇑ 21%	$14.94 ⇑ 20%	$16.40 to $17.00

“Our 2025 results demonstrate the tremendous demand for Moody’s solutions and our ability to execute with precision and speed. We delivered record revenue of $7.7 billion and diluted and adjusted diluted EPS growth of 21% and 20%, respectively. By scaling decision grade, contextual intelligence that is embedded directly into customer workflows—across our platforms, third party systems, and AI enabled interfaces—we are expanding the ways in which Moody’s remains central to high stakes decision making.”

Rob Fauber President and Chief Executive Officer

[1] Guidance as of February 18, 2026. Refer to Table 12 - “2026 Outlook” for table of all items for which the Company provides guidance and page 9 for disclosure regarding the assumptions used by the Company with respect to its guidance.
[2] Refer to the tables at the end of this press release for reconciliations of the non-GAAP adjusted and organic constant currency measures to U.S. GAAP.

REVENUE

Moody’s Corporation (MCO)

Fourth Quarter 2025	Full Year 2025
•MCO revenue was $1.9 billion, a 13% increase from the prior-year period. •Foreign currency translation favorably impacted MCO revenue by 2%.	•MCO revenue was $7.7 billion, a 9% increase from the prior-year period. •Foreign currency translation favorably impacted MCO revenue by 1%.

Moody’s Analytics (MA)

Fourth Quarter 2025	Full Year 2025
•Revenue grew 9%, or 6% on an organic constant currency basis[2], versus the prior-year period, including 12% growth in Decision Solutions, 6% in Research and Insights and 8% in Data & Information, each on a reported basis.
•Recurring revenue, comprising 97% of total MA revenue, grew 11% on a reported and 8% on an organic constant currency basis[2].
•Transaction revenue declined by 30%, reflecting MA’s ongoing strategic shift towards subscription-based solutions.
•Foreign currency translation favorably impacted MA’s revenue by 2%.

•Revenue grew 9%, or 7% on an organic constant currency basis[2], versus the prior-year period, with a favorable foreign currency impact of 1%.
•Recurring revenue, grew 11% on a reported and 8% on an organic constant currency[2] basis.
•ARR[3] of $3.5 billion increased $265 million, representing 8% growth versus December 31, 2024.
•Decision Solutions ARR[3] grew 10%, including 8% in Banking, 7% in Insurance and 15% in KYC. Research & Insights and Data & Information ARR[3] grew 8% and 7%, respectively.

[3] Refer to Table 10 at the end of this press release for the definition of and further information on the Annualized Recurring Revenue (ARR) metric.

Moody’s Investors Service (MIS)

Quarterly Revenue ($ millions)

$809
$115
$167
$138
$381
$946
$149
$169
$139
$480
4Q 2024
4Q 2025
Corporate Finance
Structured Finance
Financial Institutions
Public, Project and Infrastructure Finance
MIS Other

Full Year Revenue ($ millions)
$3,793
$564
$727
$518
$1,950
$4,119
$635
$759
$558
$2,132
2024
2025
Corporate Finance
Structured Finance
Financial Institutions
Public, Project and Infrastructure Finance
MIS Other

Fourth Quarter 2025	Full Year 2025
•Revenue grew 17% compared to the prior-year period, marking the strongest fourth quarter on record.
•Corporate Finance revenue growth was primarily driven by robust Investment Grade issuance activity, including several sizable AI-related deals.
•Leveraged Loan issuance activity remained robust; year-over-year comparison reflects the record issuance levels in Q4 2024.
•Revenue in Public, Project, and Infrastructure Finance grew 30%, driven by heightened activity in U.S. Public Finance and a record-high fourth-quarter issuance in Infrastructure Finance, primarily led by Investment Grade issuers.
•Financial Institutions and Structured Finance revenues were broadly in line with prior year.
•Foreign currency translation favorably impacted MIS revenue by 2%.

•Revenue grew 9% compared to the prior-year period, driving a record year for MIS revenue.
•Constructive market conditions throughout most of the year supported record issuance levels, surpassing $6.6 trillion.
•Corporate Finance revenue increased 9%, led by strong Investment Grade and High Yield issuance amid tightening credit spreads and robust refinancing demand.
•Structured Finance revenue increased across all asset classes, benefiting from tight spreads and strong investor demand.
•Financial Institutions revenue increased due to sustained infrequent issuer activity within the banking sector.
•Private credit activity accounted for approximately 20% of transaction revenue growth.
•Foreign currency translation had an immaterial impact on MIS revenue.

OPERATING EXPENSES AND MARGIN

MCO Operating Expenses

Full Year 2025	Full Year 2026 Forecast[1]
•Operating expenses increased 4% from the prior-year period, driven by 3% growth from investment and operational spending and 2% from acquisition- related costs. This was partially offset by lower incentive compensation.

•Operating expenses projected to increase in the mid-single-digit percent range in 2026, remaining below the expected rate of revenue growth and reflecting operating leverage.
•The increase is primarily driven by annual compensation increases and investments to improve efficiency and support long-term strategic initiatives. These cost increases are expected to be partially offset by expense reductions following the divestiture of the Learning Solutions business.

[4] Refer to Table 5 - “Financial Information by Segment (Unaudited)” for more information regarding the “Charges Related to Asset Abandonment” category.

Operating Margin and Adjusted Operating Margin[2]

Quarterly MCO Operating Margin &
Adjusted Operating Margin²
33.6%
40.8%
43.8%
48.7%
Operating Margin
Adjusted Operating Margin²
4Q 2024
4Q 2025

Full Year MCO Operating Margin & Adjusted Operating Margin²
40.6%
43.4%
48.1%
51.1%
Operating Margin
Adjusted Operating Margin²
2024
2025

Quarterly MA & MIS
Adjusted Operating Margin
33.8%
35.7%
51.3%
58.5%
MA
MIS
4Q 2024
4Q 2025

Full Year MA & MIS
Adjusted Operating Margin
30.7%
33.1%
60.1%
63.6%
MA
MIS
2024
2025

Fourth Quarter 2025	Full Year 2025
•MCO’s operating margin was 40.8%. MCO’s adjusted operating margin[2] was 48.7%.
•MA’s adjusted operating margin was 35.7%, up 190 basis points from the prior-year period.
•MIS’s adjusted operating margin was 58.5%, up 720 basis points from the prior-year period.
•Foreign currency translation had an immaterial impact on MCO’s operating and adjusted operating margins[2].

•MCO’s operating margin was 43.4%. MCO’s adjusted operating margin[2] was 51.1%.
•MA’s adjusted operating margin was 33.1%, up 240 basis points from the prior-year period, driven by operating efficiencies, recurring revenue growth and the redeployment of investment capacity into key strategic areas.
•MIS’s adjusted operating margin was 63.6%, up 350 basis points from the prior-year period, reflecting the operating leverage of the business, benefits from technology investments and a disciplined approach to expense management.
•Foreign currency translation had an immaterial impact on MCO’s operating and adjusted operating margins[2].

EARNINGS PER SHARE (EPS)

Diluted EPS and Adjusted Diluted EPS[2]

Fourth Quarter 2025	Full Year 2025
•Diluted EPS and Adjusted Diluted EPS[2] grew 57% and 39%, respectively, from the prior-year period, driven by strong revenue and operating income growth, as well as margin expansion.
•The Effective Tax Rate (ETR) was 11.1%, lower than the 24.8% in the prior-year period, primarily due to tax benefits recognized this year following the lapse of a statute of limitations on tax exposures from a prior-year M&A transaction. These benefits did not affect Diluted EPS or Adjusted Diluted EPS[2], as they were offset by an expense for the reversal of a related indemnification asset.

•Diluted EPS and Adjusted Diluted EPS[2] grew 21% and 20%, respectively, from the prior-year period due to strong net income growth associated with robust revenue growth and margin expansion.
•The ETR was 21.3%, lower than the 23.7% in the prior-year period, primarily due to tax benefits recognized this year following the lapse of a statute of limitations on tax exposures from a prior-year M&A transaction. These benefits did not affect Diluted EPS or Adjusted Diluted EPS[2], as they were offset by an expense for the reversal of a related indemnification asset.

CAPITAL ALLOCATION AND LIQUIDITY

Capital Returned to Shareholders & Free Cash Flow[2]

•Cash flow from operations was $2,901 million and free cash flow[2] was $2,575 million.
•The increase in both operating cash flow and free cash flow[2] was primarily driven by higher operating income in both segments; partially offset by higher income tax payments and higher incentive compensation payments in 2025, which were based on full-year 2024 financial and operating results.
•On February 10, 2026, the Moody’s Board of Directors declared a regular quarterly dividend of $1.03 per share of MCO Common Stock. The dividend will be payable on March 13, 2026, to stockholders of record at the close of business on March 2, 2026.
•During the fourth quarter of 2025, Moody’s repurchased 0.9 million shares at an average cost of $485.55 per share and issued net 48 thousand shares as part of its employee stock-based compensation programs. The net amount included shares withheld for employee payroll taxes.
•As of December 31, 2025, Moody’s had 177.5 million shares outstanding, with approximately $4.0 billion of share repurchase authority remaining. On October 21, 2025, the Moody’s Board of Directors authorized $4.0 billion in share repurchase authority. There is no established expiration date for the remaining authorization.
•As of December 31, 2025, Moody's had $7 billion of outstanding debt and an undrawn $1.25 billion revolving credit facility.

ASSUMPTIONS AND OUTLOOK
Moody’s updated outlook for full year 2026, as of February 18, 2026, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. These assumptions include, but are not limited to, the effects of current economic conditions, including tariff and trade policies, the effects of interest rates, inflation, foreign currency exchange rates, capital markets’ liquidity, and activity in different sectors of the debt markets. Except to the extent specifically stated otherwise, this outlook does not take into account any acquisitions or dispositions that have not closed prior to the date of this release. This outlook also reflects uncertainties about global GDP growth and could be affected by the impact of changes in international economic conditions, geopolitical events, and international trade and economic policies. Actual full year 2026 results could differ materially from Moody’s current outlook.
This outlook incorporates various specific macroeconomic assumptions, including:

Forecasted Item	Current Assumption
U.S. GDP (1) growth	1.5% - 2.5%
Euro area GDP (1) growth	1.0% - 2.0%
Global GDP (1) growth	2.0% - 3.0%
Global policy rates	Monetary policy is close to neutral. Expecting one to two cuts to the Federal Funds Rate in 2026. The European Central Bank (ECB) will maintain its current policy stance
U.S. high yield spreads	To widen to around 470 bps over the next 12 months, close to historical average of around 500 bps
U.S. inflation rate	2.0% to 3.0%
Euro area inflation rate	Around 2.0%
U.S. unemployment rate	4.0% to 5.0% during 2026
Global high yield default rate	To fall below 3% by year-end
Global MIS rated issuance	Increase in the low-single-digit percent range
GBP/USD exchange rate	$1.35 for the full year
EUR/USD exchange rate	$1.17 for the full year
Note: All current assumptions are as of February 18, 2026. (1) GDP growth represents real GDP.
A full summary of Moody's full year 2026 guidance as of February 18, 2026, is included in Table 12 – “2026 Outlook” at the end of this press release.

TELECONFERENCE DETAILS

Date and Time	February 18, 2026, at 9:00 a.m. Eastern Time (ET).
Webcast	The webcast and its replay can be accessed through Moody’s Investor Relations website, ir.moodys.com, within “Events & Presentations.”
Dial In	U.S. and Canada	‘+1-800-715-9871
	Other callers	‘+1-646-307-1963
	Passcode	515 6491
Dial In Replay	A replay will be available immediately after the call on February 18, 2026 and until February 25, 2026.
	U.S. and Canada	‘+1-800-770-2030
	Other callers	‘+1-609-800-9909
	Passcode	515 6491

ABOUT MOODY’S CORPORATION
In a world shaped by increasingly interconnected risks, Moody’s (NYSE:MCO) data, insights, and innovative technologies help customers develop a holistic view of their world and unlock opportunities. With a rich history of experience in global markets and a diverse workforce of approximately 16,000 across more than 40 countries, Moody’s gives customers the comprehensive perspective needed to act with confidence and thrive. Learn more at moodys.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained in this document are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. The forward-looking statements and other information in this document are made as of the date hereof, and Moody’s undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to: the uncertain effects of U.S. and foreign government actions affecting international trade and economic policy, including changes and volatility in tariffs and trade policies and retaliatory actions, on credit markets, customers and customer retention, and demand for our products and services; the impact of general economic conditions (including significant government debt and deficit levels, and inflation or recessions and related monetary policy actions by governments in response thereto) on worldwide credit markets and on economic activity, including on the level of merger and acquisition activity, and their effects on the volume of debt and other securities issued in domestic and/or global capital markets; the uncertain effects of U.S. and foreign government initiatives and monetary policy to respond to the current economic climate, including instability of financial institutions, credit quality concerns, and other potential impacts of volatility in financial and credit markets; the impact of geopolitical events and actions, such as the Russia-Ukraine military conflict, military conflicts in the Middle East, and tensions between India and Pakistan, and of tensions and disputes in political and global relations, on volatility in world financial markets, on general economic conditions and GDP in the U.S. and worldwide and on Moody’s own operations and personnel; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, increased utilization of technologies that have the potential to intensify competition and accelerate disruption and disintermediation in the financial services industry, as well as the number of issuances of securities without ratings or securities which are rated or evaluated by non-traditional parties; the level of merger and acquisition activity in the U.S. and abroad; the impact of MIS’s withdrawal of its credit ratings on countries or entities within countries and of Moody’s no longer conducting commercial operations in countries where political instability warrants such actions; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction or development of competing and/or emerging technologies and products; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the jurisdictions in which we operate, including the EU; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards applicable to CRAs in a manner adverse to CRAs; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; uncertainty regarding the future relationship between the U.S. and China; the possible loss of key employees and the impact of the global labor environment; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the timing and effectiveness of our restructuring programs; currency and foreign exchange volatility; the outcome of any review by tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions, or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions, corporate or government entities. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2024, and in other filings made by the Company from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause the Company’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on the Company’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for the Company to predict new factors, nor can the Company assess the potential effect of any new factors on it. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Table 1 - Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Amounts in millions, except per share amounts	2025	2024	2025	2024

Revenue	$1,889	$1,672	$7,718	$7,088

Expenses:
Operating	502	497	1,973	1,945
Selling, general and administrative	467	442	1,803	1,735
Depreciation and amortization	124	113	480	431
Restructuring	27	46	108	59
Charges related to asset abandonment	(1)	13	3	43
Total expenses	1,119	1,111	4,367	4,213

Operating income	770	561	3,351	2,875
Non-operating (expense) income, net
Interest expense, net	(33)	(52)	(213)	(237)
Other non-operating income, net	(73)	16	(31)	61
Gain on divestiture of business	23	—	23	—
Total non-operating (expense) income, net	(83)	(36)	(221)	(176)
Income before provision for income taxes	687	525	3,130	2,699
Provision for income taxes	76	130	668	640
Net income	611	395	2,462	2,059
Less: Net income attributable to noncontrolling interests	1	—	3	1
Net income attributable to Moody's	$610	$395	$2,459	$2,058

Earnings per share attributable to Moody's common shareholders
Basic	$3.43	$2.18	$13.73	$11.32
Diluted	$3.41	$2.17	$13.67	$11.26

Weighted average number of shares outstanding
Basic	177.9	180.8	179.1	181.8
Diluted	178.7	181.7	179.9	182.7

Table 2 - Condensed Consolidated Balance Sheet Data (Unaudited)

Amounts in millions	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,384	$2,408
Short-term investments	64	566
Accounts receivable, net of allowance for credit losses of $29 in 2025 and $32 in 2024	2,024	1,801
Other current assets	714	515
Total current assets	5,186	5,290
Property and equipment, net of accumulated depreciation of $1,572 in 2025 and $1,453 in 2024	722	656
Operating lease right-of-use assets	282	216
Goodwill	6,368	5,994
Intangible assets, net	1,866	1,890
Deferred tax assets, net	305	293
Other assets	1,101	1,166
Total assets	$15,830	$15,505
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,304	$1,344
Current portion of operating lease liabilities	95	102
Current portion of long-term debt	—	697
Deferred revenue	1,582	1,454
Total current liabilities	2,981	3,597
Non-current portion of deferred revenue	56	57
Long-term debt	6,994	6,731
Deferred tax liabilities, net	315	449
Uncertain tax positions	158	211
Operating lease liabilities	262	216
Other liabilities	859	517
Total liabilities	11,625	11,778

Total Moody's shareholders' equity	4,054	3,565
Noncontrolling interests	151	162
Total shareholders' equity	4,205	3,727
Total liabilities, noncontrolling interests and shareholders' equity	$15,830	$15,505

Table 3 - Condensed Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
Amounts in millions	2025	2024
Cash flows from operating activities
Net income	$2,462	$2,059
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	480	431
Stock-based compensation	232	220
Deferred income taxes	(17)	(62)
Non-cash restructuring and abandonment-related charges	9	32
Provision for credit losses on accounts receivable	12	15
Gain on previously held/sold investments in non-consolidated affiliates	—	(7)
Gain on divestiture of business	(23)	—
Net changes in other operating assets and liabilities	(254)	150
Net cash provided by operating activities	2,901	2,838

Cash flows from investing activities
Capital additions	(326)	(317)
Purchases of investments	(188)	(651)
Sales and maturities of investments	690	135
Purchases of investments in non-consolidated affiliates	(19)	(4)
Sales of/distributions from investments in non-consolidated affiliates	—	2
Cash received upon divestiture of business, net of cash transferred to purchaser	40	—
Cash paid for acquisitions, net of cash acquired	(227)	(221)
Receipts from settlement of net investment hedges	32	—
Net cash provided by (used in) investing activities	2	(1,056)

Cash flows from financing activities
Issuance of notes	—	496
Repayment of notes	(700)	—
Proceeds from stock-based compensation plans	49	73
Repurchase of shares related to stock-based compensation	(99)	(91)
Treasury shares	(1,607)	(1,292)
Dividends	(701)	(620)
Dividends to noncontrolling interests	(5)	(7)
Debt issuance costs, extinguishment costs and related fees	—	(5)
Net cash used in financing activities	(3,063)	(1,446)
Effect of exchange rate changes on cash and cash equivalents	136	(58)
(Decrease) increase in cash and cash equivalents	(24)	278
Cash and cash equivalents, beginning of period	2,408	2,130
Cash and cash equivalents, end of period	$2,384	$2,408

Table 4 - Non-Operating (Expense) Income, Net (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Amounts in millions	2025	2024	2025	2024
Interest:
Income	$14	$29	$65	$102
Expense on borrowings(1)	(58)	(73)	(251)	(300)
Expense on UTPs and other tax related liabilities(2)	20	(1)	3	(13)
Net periodic pension costs - interest component	(9)	(7)	(30)	(26)
Interest expense, net	$(33)	$(52)	$(213)	$(237)
Other non-operating income, net:
FX gains (losses)	$1	$7	$(9)	$—
Net periodic pension income - non-service and non-interest cost components	9	5	36	30
Income from investments in non-consolidated affiliates	2	5	20	15
Gain on previously held equity method investments(3)	—	—	—	7
Gain on investments	3	1	11	13
Release of indemnification asset(2)	(79)	—	(79)	—
Other	(9)	(2)	(10)	(4)
Other non-operating income, net	$(73)	$16	$(31)	$61
Total non-operating (expense) income, net	$(83)	$(36)	$(221)	$(176)

(1) Expense on borrowings includes interest on long-term debt and realized gains/losses related to interest rate swaps and cross currency swaps.
(2) In the fourth quarter of 2025, pursuant to a lapse of a statute of limitations, the Company reversed $64 million in reserves, and $15 million in related interest, for uncertain tax positions that it had assumed as part of a prior year M&A transaction, for which the sellers had indemnified Moody's. This tax benefit and related reduction to Interest expense, net are offset by the release of the related indemnification asset with no impact to net income.

(3) The amount for the year ended December 31, 2024 reflects non-cash gains relating to the step-acquisitions of Praedicat and GCR.

Table 5 - Financial Information by Segment (Unaudited)
The table below shows revenue and Adjusted Operating Income by reportable segment. Adjusted Operating Income is a financial metric utilized by the Company’s chief operating decision maker to assess the profitability of each reportable segment.

	Three Months Ended December 31,
	2025				2024
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$943	$946	$—	$1,889	$863	$809	$—	$1,672
Intersegment revenue	3	49	(52)	—	3	49	(52)	—
Total revenue	946	995	(52)	1,889	866	858	(52)	1,672
Compensation expense	369	293	—	662	347	302	—	649
Non-compensation expense	190	117	—	307	177	113	—	290
Intersegment expense	49	3	(52)	—	49	3	(52)	—
Operating, SG&A	608	413	(52)	969	573	418	(52)	939
Adjusted Operating Income	$338	$582	$—	$920	$293	$440	$—	$733
Adjusted Operating Margin	35.7%	58.5%		48.7%	33.8%	51.3%		43.8%
Depreciation and amortization	101	23	—	124	93	20	—	113
Restructuring	18	9	—	27	35	11	—	46
Charges related to asset abandonment (1)	(1)	—	—	(1)	13	—	—	13
Operating income				$770				$561
Operating margin				40.8%				33.6%
Non-operating (expense) income, net				(83)				(36)
Income before provision for income taxes				$687				$525

	Year Ended December 31,
	2025				2024
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$3,599	$4,119	$—	$7,718	$3,295	$3,793	$—	$7,088
Intersegment revenue	12	198	(210)	—	13	193	(206)	—
Total revenue	3,611	4,317	(210)	7,718	3,308	3,986	(206)	7,088
Compensation expense	1,438	1,136	—	2,574	1,370	1,169	—	2,539
Non-compensation expense	779	423	—	1,202	731	410	—	1,141
Intersegment expense	198	12	(210)	—	193	13	(206)	—
Operating, SG&A	2,415	1,571	(210)	3,776	2,294	1,592	(206)	3,680
Adjusted Operating Income	$1,196	$2,746	$—	$3,942	$1,014	$2,394	$—	$3,408
Adjusted Operating Margin	33.1%	63.6%		51.1%	30.7%	60.1%		48.1%
Depreciation and amortization	393	87	—	480	353	78	—	431
Restructuring	77	31	—	108	42	17	—	59
Charges related to asset abandonment (1)	3	—	—	3	43	—	—	43
Operating income				$3,351				$2,875
Operating margin				43.4%				40.6%
Non-operating (expense) income, net				(221)				(176)
Income before provision for income taxes				$3,130				$2,699

(1) The charges related to asset abandonment for the year ended December 31, 2025 and 2024 relate to severance incurred pursuant to a reduction in staff due to the Company's decision in 2024 to outsource the production of certain sustainability content utilized in our product offerings.

Table 6 - Transaction and Recurring Revenue (Unaudited)
The following tables summarize the split between transaction revenue and recurring revenue. In the MA segment, recurring revenue represents subscription-based revenue and software maintenance revenue. Transaction revenue in MA represents revenue from one-time sales, including those from perpetual software license fees, software implementation services, risk management advisory projects, and training and certification services. In the MIS segment, excluding MIS Other, transaction revenue represents the initial rating of a new debt issuance, as well as other one-time fees, while recurring revenue represents recurring monitoring fees of a rated debt obligation and/or entities that issue such obligations, as well as revenue from programs such as commercial paper, medium-term notes and shelf registrations. In MIS Other, transaction revenue represents revenue from professional services, while recurring revenue represents financial instrument pricing services.

	Three Months Ended December 31,
	2025			2024
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total

Decision Solutions
Banking	$17	$133	$150	$28	$118	$146
	11%	89%	100%	19%	81%	100%
Insurance	$6	$177	$183	$6	$153	$159
	3%	97%	100%	4%	96%	100%
KYC	$2	$115	$117	$1	$96	$97
	2%	98%	100%	1%	99%	100%
Total Decision Solutions	$25	$425	$450	$35	$367	$402
	6%	94%	100%	9%	91%	100%
Research & Insights	$3	$255	$258	$3	$240	$243
	1%	99%	100%	1%	99%	100%
Data & Information	$2	$233	$235	$5	$213	$218
	1%	99%	100%	2%	98%	100%
Total MA	$30	$913	$943	$43	$820	$863
	3%	97%	100%	5%	95%	100%

Corporate Finance	$334	$146	$480	$246	$135	$381
	70%	30%	100%	65%	35%	100%
Structured Finance	$77	$62	$139	$79	$59	$138
	55%	45%	100%	57%	43%	100%
Financial Institutions	$82	$87	$169	$89	$78	$167
	49%	51%	100%	53%	47%	100%
Public, Project and Infrastructure Finance	$98	$51	$149	$69	$46	$115
	66%	34%	100%	60%	40%	100%
MIS Other	$2	$7	$9	$2	$6	$8
	22%	78%	100%	25%	75%	100%
Total MIS	$593	$353	$946	$485	$324	$809
	63%	37%	100%	60%	40%	100%

Total Moody's Corporation	$623	$1,266	$1,889	$528	$1,144	$1,672
	33%	67%	100%	32%	68%	100%

Table 6 - Transaction and Recurring Revenue (Unaudited) Continued

	Year Ended December 31,
	2025			2024
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total
Decision Solutions
Banking	$93	$476	$569	$113	$438	$551
	16%	84%	100%	21%	79%	100%
Insurance	$21	$664	$685	$26	$572	$598
	3%	97%	100%	4%	96%	100%
KYC	$3	$435	$438	$7	$360	$367
	1%	99%	100%	2%	98%	100%
Total Decision Solutions	$117	$1,575	$1,692	$146	$1,370	$1,516
	7%	93%	100%	10%	90%	100%
Research & Insights	$12	$983	$995	$12	$914	$926
	1%	99%	100%	1%	99%	100%
Data & Information	$8	$904	$912	$12	$841	$853
	1%	99%	100%	1%	99%	100%
Total MA	$137	$3,462	$3,599	$170	$3,125	$3,295
	4%	96%	100%	5%	95%	100%

Corporate Finance	$1,559	$573	$2,132	$1,415	$535	$1,950
	73%	27%	100%	73%	27%	100%
Structured Finance	$315	$243	$558	$292	$226	$518
	56%	44%	100%	56%	44%	100%
Financial Institutions	$422	$337	$759	$418	$309	$727
	56%	44%	100%	57%	43%	100%
Public, Project and Infrastructure Finance	$438	$197	$635	$384	$180	$564
	69%	31%	100%	68%	32%	100%
MIS Other	$7	$28	$35	$8	$26	$34
	20%	80%	100%	24%	76%	100%
Total MIS	$2,741	$1,378	$4,119	$2,517	$1,276	$3,793
	67%	33%	100%	66%	34%	100%

Total Moody's Corporation	$2,878	$4,840	$7,718	$2,687	$4,401	$7,088
	37%	63%	100%	38%	62%	100%

Table 7 - Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
The Company presents Adjusted Operating Income and Adjusted Operating Margin because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Operating Income excludes the impact of: i) depreciation and amortization; ii) restructuring charges/adjustments; and iii) charges related to asset abandonment. Depreciation and amortization are excluded because companies utilize productive assets of different estimated useful lives and use different methods of acquiring and depreciating productive assets. Restructuring charges/adjustments and charges related to asset abandonment, which the Company believes are not reflective of its ongoing operating cost structure, are excluded as the frequency and magnitude of these charges may vary widely across periods and companies.
Management believes that the exclusion of the aforementioned items, as detailed in the reconciliation below, allows for an additional perspective on the Company’s operating results from period to period and across companies. The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by revenue.

Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended December 31,		Year Ended December 31,
Amounts in millions	2025	2024	2025	2024
Operating income	$770	$561	$3,351	$2,875
Depreciation and amortization	124	113	480	431
Restructuring	27	46	108	59
Charges related to asset abandonment	(1)	13	3	43
Adjusted Operating Income	$920	$733	$3,942	$3,408
Operating margin	40.8%	33.6%	43.4%	40.6%
Adjusted Operating Margin	48.7%	43.8%	51.1%	48.1%

Table 8 - Free Cash Flow (Unaudited)
The Company defines Free Cash Flow as net cash provided by operating activities minus cash paid for capital additions. Management believes that Free Cash Flow is a useful metric in assessing the Company’s cash flows to service debt, pay dividends and to fund acquisitions and share repurchases. Management deems capital expenditures essential to the Company’s product and service innovations and maintenance of Moody’s operational capabilities. Accordingly, capital expenditures are deemed to be a recurring use of Moody’s cash flow.
Below is a reconciliation of the Company’s net cash flows from operating activities to Free Cash Flow:

	Year Ended December 31,
Amounts in millions	2025	2024
Net cash provided by operating activities	$2,901	$2,838
Capital additions	(326)	(317)
Free Cash Flow	$2,575	$2,521
Net cash provided by (used in) investing activities	$2	$(1,056)
Net cash used in financing activities	$(3,063)	$(1,446)

Table 9 - Organic Constant Currency Revenue Growth (Unaudited)
The Company presents organic constant currency revenue growth (decline) as its non-GAAP measure of revenue growth (decline). Management deems this measure to be useful in providing additional perspective in assessing the Company's revenue growth (decline) excluding both the inorganic revenue impacts from certain acquisition and divestiture activity completed within the last 12 months and the impacts of changes in foreign exchange rates. The Company calculates the dollar impact of foreign exchange as the difference between the translation of its current period non-USD functional currency results using comparative prior period weighted average foreign exchange translation rates and current year reported results.
Below is a reconciliation of the Company's reported revenue and growth (decline) rates to its organic constant currency revenue growth (decline) measures:

	Three Months Ended December 31,				Year Ended December 31,
Amounts in millions	2025	2024	Change	Growth	2025	2024	Change	Growth
MCO revenue	$1,889	$1,672	$217	13%	$7,718	$7,088	$630	9%
FX impact	(31)	—	(31)		(68)	—	(68)
Inorganic revenue from acquisitions	(12)	—	(12)		(57)	—	(57)
Divestitures	—	(5)	5		—	(5)	5
Organic constant currency MCO revenue	$1,846	$1,667	$179	11%	$7,593	$7,083	$510	7%

MA revenue	$943	$863	$80	9%	$3,599	$3,295	$304	9%
FX impact	(18)	—	(18)		(39)	—	(39)
Inorganic revenue from acquisitions	(11)	—	(11)		(49)	—	(49)
Divestitures	—	(5)	5		—	(5)	5
Organic constant currency MA revenue	$914	$858	$56	6%	$3,511	$3,290	$221	7%

Decision Solutions revenue	$450	$402	$48	12%	$1,692	$1,516	$176	12%
FX impact	(6)	—	(6)		(13)	—	(13)
Inorganic revenue from acquisitions	(11)	—	(11)		(49)	—	(49)
Divestitures	—	(5)	5		—	(5)	5
Organic constant currency Decision Solutions revenue	$433	$397	$36	9%	$1,630	$1,511	$119	8%

Banking revenue	$150	$146	$4	3%	$569	$551	$18	3%
FX impact	(1)	—	(1)		(2)	—	(2)
Inorganic revenue from acquisitions	(1)	—	(1)		(9)	—	(9)
Divestitures	—	(5)	5		—	(5)	5
Organic constant currency Banking revenue	$148	$141	$7	5%	$558	$546	$12	2%

Insurance revenue	$183	$159	$24	15%	$685	$598	$87	15%
FX impact	(1)	—	(1)		(2)	—	(2)
Inorganic revenue from acquisitions	(10)	—	(10)		(40)	—	(40)
Organic constant currency Insurance revenue	$172	$159	$13	8%	$643	$598	$45	8%

KYC revenue	$117	$97	$20	21%	$438	$367	$71	19%
FX impact	(4)	—	(4)		(9)	—	(9)
Organic constant currency KYC revenue	$113	$97	$16	16%	$429	$367	$62	17%

Research and Insights revenue	$258	$243	$15	6%	$995	$926	$69	7%
FX impact	(3)	—	(3)		(9)	—	(9)
Constant currency Research and Insights revenue	$255	$243	$12	5%	$986	$926	$60	6%

Data and Information revenue	$235	$218	$17	8%	$912	$853	$59	7%
FX impact	(9)	—	(9)		(17)	—	(17)
Constant currency Data and Information revenue	$226	$218	$8	4%	$895	$853	$42	5%

Amounts in millions	2025	2024	Change	Growth	2025	2024	Change	Growth
MA recurring revenue	$913	$820	$93	11%	$3,462	$3,125	$337	11%
FX impact	(18)	—	(18)		(40)	—	(40)
Inorganic recurring revenue from acquisitions	(11)	—	(11)		(47)	—	(47)
Organic constant currency MA recurring revenue	$884	$820	$64	8%	$3,375	$3,125	$250	8%

Decision solutions recurring revenue	$425	$367	$58	16%	$1,575	$1,370	$205	15%
FX impact	(7)	—	(7)		(14)	—	(14)
Inorganic recurring revenue from acquisitions	(11)	—	(11)		(47)	—	(47)
Organic constant currency Decision Solutions recurring revenue	$407	$367	$40	11%	$1,514	$1,370	$144	11%

Banking recurring revenue	$133	$118	$15	13%	$476	$438	$38	9%
FX impact	(2)	—	(2)		(3)	—	(3)
Inorganic recurring revenue from acquisitions	(1)	—	(1)		(8)	—	(8)
Organic constant currency Banking recurring revenue	$130	$118	$12	10%	$465	$438	$27	6%

Insurance recurring revenue	$177	$153	$24	16%	$664	$572	$92	16%
FX impact	(1)	—	(1)		(2)	—	(2)
Inorganic recurring revenue from acquisitions	(10)	—	(10)		(39)	—	(39)
Organic constant currency Insurance recurring revenue	$166	$153	$13	8%	$623	$572	$51	9%

KYC recurring revenue	$115	$96	$19	20%	$435	$360	$75	21%
FX impact	(4)	—	(4)		(9)	—	(9)
Organic constant currency KYC recurring revenue	$111	$96	$15	16%	$426	$360	$66	18%

Research & Insights recurring revenue	$255	$240	$15	6%	$983	$914	$69	8%
FX impact	(3)		(3)		(9)	—	(9)
Organic constant currency Research & Insights recurring revenue	$252	$240	$12	5%	$974	$914	$60	7%

Data & Information recurring revenue	$233	$213	$20	9%	$904	$841	$63	7%
FX impact	(8)	—	(8)		(17)	—	(17)
Organic constant currency Data & Information revenue	$225	$213	$12	6%	$887	$841	$46	5%

Table 10 - Key Performance Metrics - Annualized Recurring Revenue (Unaudited)
The Company presents Annualized Recurring Revenue (“ARR”) on an organic constant currency basis for its MA business as a supplemental performance metric to provide additional insight on the estimated value of MA's recurring revenue contracts at a given point in time. The Company uses ARR to manage and monitor performance of its MA operating segment and believes that this metric is a key indicator of the trajectory of MA's recurring revenue base.
The Company calculates ARR by taking the total recurring contract value for each active renewable contract as of the reporting date, divided by the number of days in the contract and multiplied by 365 days to create an annualized value. The Company defines renewable contracts as subscriptions, term licenses, maintenance and renewable services. ARR excludes transaction sales including one-time training, services and perpetual licenses. In order to compare period-over-period ARR excluding the effects of foreign currency translation, the Company bases the calculation on currency rates utilized in its current year operating budget and holds these FX rates constant for the duration of all current and prior periods being reported. Additionally, to provide better perspective in assessing growth, the Company excludes from ARR contracts associated with acquisitions and divestitures completed within the last 12 months.
The Company’s definition of ARR may differ from definitions utilized by other companies reporting similarly named measures, and this metric should be viewed in addition to, and not as a substitute for, financial measures presented in accordance with U.S. GAAP.

Amounts in millions	December 31, 2025	December 31, 2024	Change	Growth
MA ARR
Banking	$494	$458	$36	8%
Insurance	649	604	45	7%
KYC	436	380	56	15%
Total Decision Solutions	$1,579	$1,442	$137	10%
Research and Insights	1,002	932	70	8%
Data and Information	917	859	58	7%
Total MA ARR	$3,498	$3,233	$265	8%

Table 11 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited)
The Company presents Adjusted Net Income and Adjusted Diluted EPS because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Net Income and Adjusted Diluted EPS exclude the impact of: i) amortization of acquired intangible assets; ii) restructuring charges/adjustments; iii) charges related to asset abandonment; iv) gains on previously held equity method investments and v) gain on the divestiture of a business and certain direct costs to transact the divestiture.
The Company excludes the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of acquiring and amortizing intangible assets. These intangible assets were recorded as part of acquisition accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the timing and magnitude of business combination transactions are not predictable and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition and can vary significantly from period to period. The impact of restructuring charges/adjustments and charges related to asset abandonment, which the Company believes are not reflective of its ongoing operating cost structure are also excluded. Similarly, gains on previously held equity method investments and the gain pursuant to the divestiture of the MA Learning Solutions business along with certain related direct costs to transact the divestiture are excluded due to their infrequent nature and because they do not reflect the Company's ongoing operations. The frequency and magnitude of all of the aforementioned items may vary widely across periods and companies.
The Company excludes the aforementioned items to provide additional perspective when comparing net income and diluted EPS from period to period and across companies as the frequency and magnitude of similar transactions may vary widely across periods.
Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended December 31,				Year Ended December 31,
Amounts in millions	2025		2024		2025		2024
Net Income attributable to Moody's common shareholders		$610		$395		$2,459		$2,058
Pre-tax Acquisition-Related Intangible Amortization Expenses	$52		$50		$215		$198
Tax on Acquisition-Related Intangible Amortization Expenses	(12)		(12)		(52)		(48)
Net Acquisition-Related Intangible Amortization Expenses		40		38		163		150
Pre-tax restructuring	$27		$46		$108		$59
Tax on restructuring	(7)		(12)		(27)		(15)
Net restructuring		20		34		81		44
Pre-tax charges related to asset abandonment	$(1)		$13		$3		$43
Tax on charges related to asset abandonment	—		(4)		(1)		(11)
Net charges related to asset abandonment		(1)		9		2		32
Pre-tax gain on previously held equity method investments	$—		$—		$—		$(7)
Tax on gain on previously held equity method investments	—		—		—		2
Net gain on previously held equity method investments		—		—		—		(5)
Pre-tax gain on divestiture of business	$(23)		$—		$(23)		$—
Pre-tax costs to transact divestiture	2		—		2		—
Tax on gain on divestiture and related costs	3		—		3		—
Net gain on divestiture of business and related costs		(18)		—		(18)		—
Adjusted Net Income		$651		$476		$2,687		$2,279

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
Diluted earnings per share attributable to Moody's common shareholders		$3.41		$2.17		$13.67		$11.26
Pre-tax Acquisition-Related Intangible Amortization Expenses	$0.29		$0.28		$1.20		$1.08
Tax on Acquisition-Related Intangible Amortization Expenses	(0.06)		(0.07)		(0.29)		(0.26)
Net Acquisition-Related Intangible Amortization Expenses		0.23		0.21		0.91		0.82
Pre-tax restructuring	$0.15		$0.25		$0.60		$0.32
Tax on restructuring	(0.04)		(0.06)		(0.15)		(0.08)
Net restructuring		0.11		0.19		0.45		0.24
Pre-tax charges related to asset abandonment	$(0.01)		$0.07		$0.02		$0.24
Tax on charges related to asset abandonment	—		(0.02)		(0.01)		(0.06)
Net charges related to asset abandonment		(0.01)		0.05		0.01		0.18
Pre-tax gain on previously held equity method investments	$—		$—		$—		$(0.04)
Tax on gain on previously held equity method investments	—		—		—		0.01
Net gain on previously held equity method investments		—		—		—		(0.03)
Pre-tax gain on divestiture of business	$(0.13)		$—		$(0.13)		$—
Pre-tax costs to transact divestiture	0.01		—		0.01		—
Tax on gain on divestiture and related costs	0.02		—		0.02		—
Net gain on divestiture of business and related costs		(0.10)		—		(0.10)		—
Adjusted Diluted EPS		$3.64		$2.62		$14.94		$12.47

Note: The tax impacts in the tables above were calculated using tax rates in effect in the jurisdiction for which the item relates.

Table 12 - 2026 Outlook
Moody’s updated outlook for full year 2026, as of February 18, 2026, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. For a complete list of these assumptions, please refer to “Assumptions and Outlook” on page 10 of this earnings release.

Full Year 2026 Moody's Corporation Guidance as of February 18, 2026
Moody's Corporation (MCO)	Current Guidance
Revenue	Increase in the high-single-digit percent range
Operating Expenses	Increase in the mid-single-digit percent range
Operating Margin	45% to 46%
Adjusted Operating Margin (1)	52% to 53%
Interest Expense, Net	$210 to $230 million
Non-operating Expense (2)	$180 to $200 million
Effective Tax Rate	23% to 25%
Diluted EPS	$15.00 to $15.60
Adjusted Diluted EPS (1)	$16.40 to $17.00
Operating Cash Flow	$3.25 to $3.45 billion
Free Cash Flow (1)	$2.8 to $3.0 billion
Share Repurchases	Approximately $2.0 billion (subject to available cash, market conditions, M&A opportunities and other ongoing capital allocation decisions)
Moody's Analytics (MA)	Current Guidance
MA Revenue	Increase in the mid-single-digit percent range
MA Organic Constant Currency Revenue (3)	Increase in the high-single-digit percent range
ARR (4)	Increase in the high-single-digit percent range
MA Adjusted Operating Margin	34% to 35%
Moody's Investors Service (MIS)	Current Guidance
MIS Revenue	Increase in the high-single-digit percent range
MIS Adjusted Operating Margin	Approximately 65%
Note: All current guidance as of February 18, 2026.
(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure.
(2) Non-operating expense is inclusive of net interest expense.
(3) Refer to Table 9 within this earnings release for the definition of organic constant currency revenue. See below for reconciliation of this measure to its comparable U.S. GAAP measure.
(4) Refer to Table 10 within this earnings release for the definition of and further information on the ARR metric.

The following are reconciliations of the Company's adjusted forward-looking measures to their comparable U.S. GAAP measure:

Projected for the Year Ended December 31, 2026
Operating margin guidance	45% to 46%
Depreciation and amortization	Approximately 6%
Restructuring	Approximately 1%
Adjusted Operating Margin guidance	52% to 53%

Projected for the Year Ended December 31, 2026
Operating cash flow guidance	$3.25 to $3.45 billion
Less: Capital expenditures (5)	Approximately $450 million
Free Cash Flow guidance	$2.8 to $3.0 billion

Projected for the Year Ended December 31, 2026
Diluted EPS guidance	$15.00 to $15.60
Acquisition-Related Intangible Amortization	Approximately $0.90
Restructuring	Approximately $0.40
Duplicative Rent - NY HQ (6)	Approximately $0.10
Adjusted Diluted EPS guidance	$16.40 to $17.00

Projected for the Year Ended December 31, 2026
MA Revenue	Increase in the mid-single-digit percent range
FX impact	Approximately (1%)
Inorganic revenue from acquisitions and divestitures (7)	Approximately 2%
MA Organic Constant Currency Revenue	Increase in the high-single-digit percent range

(5) ~$100 million in incremental capital expenditures is associated with office relocations in New York and London.
(6) Reflects duplicative rent expense related to the transition to Moody’s new global headquarters. Relocations of Moody’s global headquarters have been infrequent, and accordingly, this duplicative rent does not reflect the Company’s ongoing operating cost structure.
(7) Primarily relates to the impact from the divestiture of the MA Learning Solutions business.